Transamerica 10f-3 Debt Report April 2013


                                                                                  Unit Price of
                 Offering                                                      Offering/Price Paid
Fund          Date/Trade Date Issuer/Security   Cusip   Offering Type   Bonds       Per Unit       Spread Total Price Paid
----          --------------- ---------------  -------- -------------- ------- ------------------- ------ ----------------
                                Apple Inc.
                                (AAPL
Transamerica                    FRN May
  Core Bond      04/30/13       3, 2018)       037833AG US Registered  297,000       $100.00        0.20%     $297,000
                                Apple Inc
                                (AAPL
Transamerica                    2.40% May
  Core Bond      04/30/13       3, 2023)       037833AK US Registered  494,000       $99.867        0.30%     $493,343

                                                                   Total Bonds   Total Price Paid by the Fund
              Underwriter From                                     Purchased by Plus Total Price Paid For Same
               Whom the Fund    Total Shares/Units/ Total Size of   Investment  Securities Purchased Bythe Same
Fund             Purchased         Bonds Offered      Offering      Management            Sub-Advsier           % of Offering
----          ----------------  ------------------- -------------- ------------ ------------------------------- -------------

                 Goldman
Transamerica     Sachs and
  Core Bond      Company           2,000,000,000    $2,000,000,000  74,563,000            $74,563,000               3.73%

                 Goldman
Transamerica     Sachs and
  Core Bond      Company           5,500,000,000    $5,492,685,000  48,735,000            $48,670,182               0.89%

Transamerica 10f-3 Debt Report May 2013

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

               Offering                                                    Unit Price of
              Date/Trade                                                   Offering/Price
Fund             Date    Issuer/Security   Cusip    Offering Type   Bonds  Paid Per Unit  Spread Total Price Paid
----          ---------- ---------------  --------- -------------  ------- -------------- ------ ----------------
                           CNOOC
                           Finance
                           2013 LTD
                           (CNOOC
                           1.125%
Transamerica               May 9,                        US
  Core Bond    05/02/13    2016)          12625GAA   Registered    200,000    $99.648      0.23%     $199,296
                           CNOOC
                           Finance
                           2013 LTD
                           (CNOOC
Transamerica               3.00% May                     US
  Core Bond    05/02/13    9, 2023)       12625GAC   Registered    254,000    $98.477      0.23%     $250,132
                           Nordea
                           Bank AB
                           (NDASS
                           1.625%
                           May 15,
Transamerica               2018
  Core Bond    05/07/13    144A)          65557FAG      144A       500,000    $100.00      0.35%     $500,000
                           Petrobras
                           Global
                           Finance
                           (PETBRA
                           4.375%
Transamerica               May 20,                       US
  Core Bond    05/13/13    2023)          71647NAF   Registered    280,000    $98.828      0.30%     $276,718

                                                                    Total Bonds  Total Price Paid by the Fund Plus
              Underwriter From Total Shares/                        Purchased by     Total Price Paid For Same
               Whom the Fund   Units/ Bonds                          Investment   Securities Purchased Bythe Same
Fund             Purchased        Offered    Total Size of Offering  Management             Sub-Advsier            % of Offering
----          ---------------- ------------- ---------------------- ------------ --------------------------------- -------------




                 Citigroup
Transamerica     Global
  Core Bond      Markets         750,000,000     $  747,360,000       2,000,000             $ 1,992,960                0.27%



                 Citigroup
Transamerica     Global
  Core Bond      Markets       2,000,000,000     $1,969,540,000       3,715,000             $ 3,658,421                0.19%



                 Goldman
                 Sachs
Transamerica     and
  Core Bond      Company       1,250,000,000     $1,250,000,000      45,945,000             $45,945,000                3.68%



                 Morgan
                 Stanley
Transamerica     and
  Core Bond      Company       3,500,000,000     $3,458,980,000      20,235,000             $19,997,846                0.58%

Transamerica 10f-3 Debt Report June 2013

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

              Offering                                                   Unit Price of                          Underwriter From
              Date/Trade                                                 Offering/Price                          Whom the Fund
Fund            Date      Issuer/Security   Cusip   Offering Type Bonds  Paid Per Unit  Spread Total Price Paid    Purchased
----          ----------  ---------------  -------- ------------- ------ -------------- ------ ---------------- ----------------
                           Chevron
                           Corporation
                           (CVX
                           2.427%                                                                                   Barclays
Transamerica               June 24,                      US                                                         Capital
  Core Bond   06/17/13     2020)           166764AG  Registered   78,000    $100.00      0.18%     $78,000          Inc.
                           Chevron
                           Corporation
                           (CVX
                           3.191%                                                                                   Barclays
Transamerica               June 24,                      US                                                         Capital
  Core Bond   06/17/13     2023)           166764AH  Registered   47,000    $100.00      0.20%     $47,000          Inc.

                                                                       Total Bonds  Total Price Paid by the Fund
                                                                       Purchased by  Plus Total Price Paid For
                               Total Shares/Units/Bonds Total Size of   Investment   Same Securities Purchased
Fund          Issuer/Security          Offered            Offering      Management     Bythe Same Sub-Advsier    % of Offering
----          ---------------  ------------------------ -------------- ------------ ---------------------------- -------------
               Chevron
               Corporation
               (CVX
               2.427%
Transamerica   June 24,
  Core Bond    2020)                1,000,000,000       $1,000,000,000   9,132,000          $ 9,132,000              0.91%
               Chevron
               Corporation
               (CVX
               3.191%
Transamerica   June 24,
  Core Bond    2023)                2,250,000,000       $2,250,000,000  16,143,000          $16,143,000              0.72%
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